Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2019, relating to the financial statements. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ McSoley McCoy & Co.
McSoley McCoy & Co.
South Burlington, Vermont
July 22, 2019